                                  EXHIBIT 99.1
                                  ------------

         PACIFICHEALTH LABORATORIES, INC. ANNOUNCES 2ND QUARTER RESULTS


Friday July 30, 8:30 am ET

REVENUES INCREASE 45% FOR THE QUARTER
54% YEAR-TO-DATE

MATAWAN, N.J.--(BUSINESS WIRE)--July 30, 2004--PacificHealth Laboratories, Inc. (OTCBB: PHLI - News), an innovative nutrition technology company, reported second quarter 2004 revenues of $2.2 million, a 45% increase over the corresponding revenues from last year's same period of $1.5 million. The Company reported a net loss of ($290,115), or ($0.03) per share, for the quarter ended June 30, 2004, compared to a net loss of ($305,973), or ($0.05) per share for the same period in 2003. For the six-month period ended June 30, 2004, revenues rose 54% to $4.5 million compared to revenues of $2.9 million for the same period in 2003. The Company's six-month net loss was ($282,338), or ($0.03) per share for the six-months ended June 30, 2004, a reduction of 61% compared to a net loss of ($727,026), or ($0.12) per share for the same period in 2003.

Significant accomplishments and highlights during the second quarter included:

     o 29% increase in ACCELERADE(R) and Endurox R4(R)powdered sports drink revenues.

     o Expanded distribution of ACCELERADE ready-to-drink to GNC stores and distributors to health club, health food, and bicycle stores.

     o Launched ACCEL GEL(R), the first protein-powered gel based on the Company's patented 4-1 ratio of carbohydrates to protein.

     o Increased our asset-based credit facility with USA Funding Ltd. of Dallas, TX to $1,000,000. At June 30, 2004, approximately $546,000 of this facility was outstanding.

Dr. Robert Portman, President and CEO of PacificHealth Laboratories, Inc. said, "I am quite enthusiastic about the sales growth we have seen for the first six months. In the second quarter, sales of ACCELERADE and ENDUROX R4 were up 29%. The increased revenues we have seen come almost equally from growth of existing sports drinks as well as the launch of new products including COUNTDOWN(R) for the strength training athlete and ACCEL GEL."

Dr. Portman added, "Initial sales of ACCEL GEL have exceeded our expectations. Until now, ACCEL GEL was only being sold in a few of our key accounts. We will be expanding distribution of this innovative product to all of our accounts in the third quarter. We also anticipate increasing international sales of ACCELERADE in the remainder of the year through distributors in key countries."

Dr. Portman concluded, "I expect to maintain our sales momentum in the second half of the year through the introduction of new products that complete the Nutrient Timing System(R), continued growth of ACCELERADE and ENDUROX R4, and greater distribution of ACCEL GEL."

About the Company:

PacificHealth Laboratories, Inc., Matawan, NJ, was founded in 1995 to develop and commercialize functionally unique nutritional products for sports nutrition, weight loss and Type 2 diabetes. To learn more about PacificHealth Laboratories, Inc., visit www.pacifichealthlabs.com.

Notice: This news release and oral statements made from time to time by Company representatives concerning the same subject matter may contain so-called "forward-looking statements". These statements can be identified by introductory words such as "expects", "plans", "will", "estimates", "forecasts", "projects" or words of similar meaning and by the fact they do not relate strictly to historical or current facts. Forward-looking statements frequently are used in discussing new products and their potential. Many factors may cause actual results to differ from forward-looking statements, including inaccurate assumptions and a broad variety of risks and uncertainties, some of which are known, such general economic conditions, consumer product acceptance and competitive products, and others of which are not. No forward-looking statements are a guarantee of future results or events, and one should avoid placing undue reliance on such statements.

    SELECTED FINANCIAL DATA:

                                INCOME STATEMENT

                                             Three Months Ended         Six Months Ended
                                             -----------------          ----------------
                                            6/30/04      6/30/03       6/30/04      6/30/03
                                            -------      -------       -------      -------

    Revenues                              $2,204,522  $1,520,552      $4,508,119  $2,918,331

    Net Operating
      Income(Loss)                          (254,384)   (302,543)       (222,177)   (723,596)

    Other Income
      (Expense)                              (28,425)     (3,430)        (52,855)     (3,480)

    Net Income
      (Loss)                               ($290,115)  ($305,973)      ($282,338) ($ 727,076)

    Net Income (Loss)
       per Share
    Basic                                     ($0.03)     ($0.05)         ($0.03)     ($0.12)
    Diluted                                   ($0.03)     ($0.05)         ($0.03)     ($0.12)

    Basic Weighted Average
    Shares
     Outstanding                         10,240,545    6,115,703      10,229,616   6,115,438

    Diluted Weighted Average
    Shares
     Outstanding                         11,251,734    6,448,220      10,571,966   6,684,590

                             CONDENSED BALANCE SHEET
                                     ASSETS

                                                                       June 30,      Dec 31,
                                                                        2004          2003
                                                                     (Unaudited)   (Audited)
                                                                     -----------  -----------
    Current assets:

    Cash and cash equivalents                                        $ 1,117,639  $ 1,798,703
    Accounts receivable, net                                           1,250,558      669,300
    Inventories                                                        1,442,046      738,062
    Prepaid expenses                                                     219,453      191,859

         Total current assets                                          4,029,696    3,397,924

    Property and equipment, net                                          113,737       60,307

    Other assets:
    Patents                                                              155,251      155,251
    Deposits                                                              19,320       10,895
                                                                     -----------  -----------
    Total assets                                                     $ 4,318,004  $ 3,624,377
                                                                     -----------  -----------

                      LIABILITIES AND STOCKHOLDERS' EQUITY

    Current liabilities:
    Notes payable                                                      $ 614,758  $   470,145
    Accounts payable and accrued
    expenses                                                           1,217,791      376,693
                                                                     -----------  -----------
          Total current liabilities                                    1,832,549      846,838
                                                                     -----------  -----------
    Stockholders' equity:
    Common stock, $.0025 par value; authorized
    50,000,000 shares; issued and outstanding:
    10,240,545 shares at June 30, 2004 and
    10,188,545 shares at December 31, 2003                                25,601       25,471

    Additional paid-in capital                                        15,778,193   15,788,068

    Accumulated deficit                                              (13,318,339) (13,036,000)
                                                                     -----------  -----------
                                                                       2,485,455    2,777,539
                                                                     -----------  -----------
    Total liabilities and
    stockholders' equity                                             $ 4,318,004  $ 3,624,377
                                                                     ===========  ===========